EXHIBIT NO. 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements listed below of our report dated January 21, 2003 with respect to the consolidated financial statements of Chemical Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2002:

Registration Statement (Form S-8, Number 33-15064, dated June 17, 1987)

Registration Statement (Form S-8, Number 33-40792, dated May 21, 1991)

Registration Statement (Form S-8, Number 333-38511, dated October 22, 1997)

Registration Statement (Form S-8, Number 333-70225, dated January 7, 1999)

Registration Statement (Form S-8, Number 333-56482, dated March 2, 2001)

Registration Statement (Form S-8, Number 333-84862, dated March 25, 2002)

We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-40792, dated May 21, 1991) of our report dated January 31, 2003 with respect to the financial statements and schedules of the Chemical Financial Corporation 401(k) Savings Plan included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

We consent to the incorporation by reference in the Registration Statement (Form S-8, Number 33-70225, dated January 7, 1999) of our report dated March 7, 2003 with respect to the financial statements of the Chemical Financial Corporation 1998 Stock Purchase Plan for Subsidiary Directors included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

We consent to the incorporation by reference in the Registration Statement (Form S-8, Number 333-84862, dated March 25, 2002) of our report dated March 7, 2003 with respect to the financial statements of the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary Directors included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP
Ernst & Young LLP

March 14, 2003